SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 5, 2003

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events

On February 5, 2003, ONEOK, Inc. (“the Company”) purchased $300 million, or 18.1 million shares (reflecting a previous 2-for-1 stock split), of its Series A Convertible Preferred Stock from Westar Energy. The remaining Series A shares held by Westar were exchanged for 21.8 million shares of the Company’s newly-created Series D Convertible Preferred Stock. Also, new shareholder and registration rights agreements between the Company and Westar became effective.

As a result of the repurchase and the Company’s recently completed common stock offering, Westar’s equity interest in the Company has been reduced from approximately 44.4 percent to approximately 27.4 percent on a fully diluted basis.

After giving effect to the repurchase of the Series A shares, the exchange of the remaining Series A shares for new Series D shares, and the recently completed common stock offering, the Company will have approximately 96.4 million shares outstanding on a fully diluted basis. Prior to these transactions, the Company’s fully diluted shares outstanding were approximately 100.7 million.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

4.1	Form of $0.925 Series D Non-Cumulative Convertible Preferred Stock Certificate.

10.1	Amendment No. 1 to Shareholder Agreement, dated February 5, 2003, among ONEOK, Inc., Westar Energy, Inc. and Westar Industries, Inc.

10.2	Stock Purchase Agreement, dated February 5, 2003, among ONEOK, Inc., Westar Energy, Inc. and Westar Industries, Inc.

99.1	Press release issued by ONEOK, Inc. dated February 5, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: February 6, 2003	By:	/s/ Jim Kneale
Jim Kneale Senior Vice President, Treasurer and Chief Financial Officer

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